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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
DATED 03:00 PM 01/25/2001
   010041097 - 3348709

                                                                   EXHIBIT 3.100

                            CERTIFICATE OF FORMATION
                                       OF
                     BHC MANAGEMENT SERVICES OF INDIANA, LLC

                  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is BHC Management Services of Indiana, LLC.

                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Executed on January 25, 2001

                                                /s/ Paul D. Gilbert
                                                ----------------------
                                                Paul D. Gilbert, Esq.
                                                Authorized Person